SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|
Check the appropriate box:

|_| Preliminary Proxy Statement           |_| Confidential, For Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))
|_| Definitive Proxy Statement

|_| Definitive Additional Materials

|X| Soliciting Material Under Rule 14a-12

                               WSB Holding Company
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                       N/A
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|X|   No fee required.
|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
      (1) Title of each class of securities to which transaction applies:
    ------------------------------------------------------------------------
      (2) Aggregate number of securities to which transaction applies:
    ------------------------------------------------------------------------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
    ------------------------------------------------------------------------
      (4) Proposed maximum aggregate value of transaction:
    ------------------------------------------------------------------------
      (5) Total fee paid:
    ------------------------------------------------------------------------
|_|   Fee paid previously with preliminary materials.
    ------------------------------------------------------------------------
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
      (1) Amount Previously Paid:
    ------------------------------------------------------------------------
      (2) Form, Schedule or Registration Statement No.:
    ------------------------------------------------------------------------
      (3) Filing Party:
    ------------------------------------------------------------------------
      (4) Date Filed:
    ------------------------------------------------------------------------



                             WSB  HOLDING COMPANY

                               807 Middle Street
                       Pittsburgh, Pennsylvania 15212
                                (412) 231-7297


                               PRESS RELEASE
                               -------------
FOR IMMEDIATE RELEASE                                  CONTACT:
---------------------                                  -------

July 20, 2001                                          Robert D. Neudorfer
                                                       President and Chief
                                                       Executive Officer
                                                       (412) 231-7297

                   WSB HOLDING COMPANY ANNOUNCES SPECIAL
                   -------------------------------------
                 MEETING OF STOCKHOLDERS TO APPROVE MERGER
                 -----------------------------------------
                       WITH ESB FINANCIAL CORPORATION
                       ------------------------------

PITTSBURGH, PENNSYLVANIA. WSB Holding Company (OTC: WSBH) announced today that it will hold its special meeting of stockholders on August 30, 2001 in order for stockholders to consider the merger agreement with ESB Financial Corporation. It is anticipated that the proxy statement will be mailed on or about July 26, 2001 to WSB stockholders of record on July 16, 2001. The special meeting will be held at 4:30 p.m. on Thursday, August 30, 2001 at the branch office of Workingmens Bank located at 5035 Curry Road, Pittsburgh, Pennsylvania.

Under the terms of the agreement, WSB Holding Company and Workingmens Bank will merge into ESB Financial Corporation and ESB Bank, respectively. Each common share of WSB Holding Company will receive the right to elect to receive $17.10 in cash or in ESB Financial Corporation common stock, subject to an overall requirement that 51% of the total outstanding WSB Holding Company common stock to be exchanged for stock. It is anticipated that the merger will be completed by mid-October, 2001. WSB Holding's Annual Meeting of Stockholders for 2001, normally held in October, has been postponed indefinitely, and will be rescheduled in the event that the closing of the merger does not occur as scheduled.

Robert D. Neudorfer, President and Chief Executive Officer of WSB Holding Company and Workingmens Bank, stated that he is "very pleased to be joining with ESB Financial Corporation and looks forward to the benefits this affiliation will offer our shareholders, employees, and customers."



WSB Holding Company is the parent holding company of Workingmens Bank, which has two full service bank offices in Western Pennsylvania. The common stock of WSB Holding is traded on the OTC Bulletin Board under the symbol "WSBH." ESB Financial Corporation is the parent holding company of ESB Bank which offers a wide variety of financial products and services through 16 full service offices throughout Western Pennsylvania. The common stock of ESB Financial is traded on the Nasdaq Stock Market System under the symbol of "ESBF."

ESB Financial and WSB Holding will be filing relevant documents concerning the merger with the Securities and Exchange Commission ("SEC"), including a registration statement on Form S-4 containing a prospectus/proxy statement. We urge investors to read these documents because they contain important information. Investors will be able to obtain these documents free of charge at the SEC's website, www.sec.gov. In addition, documents filed with the SEC by ESB Financial will be available free of charge from the Secretary of ESB Financial at 600 Lawrence Avenue, Ellwood City, Pennsylvania 16117, telephone
(724) 758-5584 and documents filed with the SEC by WSB Holding will be available free of charge from the Secretary of WSB Holding at 807 Middle Street, Pittsburgh, Pennsylvania 15212, telephone (412) 231-7297. WSB Holding and its directors and executive officers may be deemed to be participants in the solicitation of proxies to approve the merger. WSB Holding investors should read the prospectus/proxy statements and other documents to be filed with the SEC carefully before making a decision concerning the merger.